                                                                     Exhibit 3.3
                                                                     -----------


                                  B Y L A W S

                                       of

                                T REIT,  I N C.

                                  T REIT, INC.


                                  B Y L A W S
                                  -----------



                                   ARTICLE I

                                    OFFICES
                                    -------

     Section 1.  PRINCIPAL OFFICE.  The principal office of the Company shall be
                 ----------------
located at such place or places as the Board of Directors may designate. The initial principal office of the Company shall be 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705.

     Section 2.  ADDITIONAL OFFICES.  The Company may have additional offices at
                 ------------------
such places as the Board of Directors may from time to time determine or the business of the Company may require.

                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS
                           ------------------------

     Section 1.  PLACE.  All meetings of shareholders shall be held at the
                 -----
principal office of the Company or at such other place within the United States as shall be stated in the notice of the meeting.

     Section 2.  ANNUAL MEETING.  An annual meeting of the shareholders for the
                 --------------
election of Directors and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the Board of Directors.

     Section 3.  SPECIAL MEETINGS.  Special meetings of the shareholders may be
                 ----------------
called by the Chairman of the Board, Chief Executive Officer, the President or a majority of the Board of Directors, and shall be called by the Secretary of the Company upon the written request of the holders of shares entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters
proposed to be acted on at such meeting.   Within ten (10) days after receipt of
such a written request, the Secretary shall give written notice, either in person or by mail, of such meeting and the purposes thereof to all shareholders, with such meeting to be held not less than fifteen (15) days nor more than sixty
(60) days after distribution of such notice. Such meeting shall be at the time and place specified in the request, and if none is specified, at a time and place convenient to shareholders.

     Section 4.  NOTICE.  Except as provided otherwise in Section 3 of this
                 ------
Article II above for special meetings, not less than ten (10) nor more than sixty (60) days before each meeting of shareholders, the Secretary shall give to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Company, with postage thereon prepaid.

     Section 5.  SCOPE OF NOTICE.  Any business of the Company may be transacted
                 ---------------
at an annual meeting of shareholders without being specifically designated in the notice, except as otherwise set forth in Section 13(a) of this Article II and except for such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

     Section 6.  ORGANIZATION.  At every meeting of shareholders, the Chairman
                 ------------
of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the conduct the meeting in the order stated:
the Vice Chairman of the order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Chairman shall act as Secretary.

     Section 7.  QUORUM.  At any meeting of shareholders, the presence in person
                 ------
or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Articles of Incorporation of the Company for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 8.  VOTING.  A majority of all the votes cast at a meeting of
                 ------
shareholders duly called and at which a quorum is present shall be sufficient to elect a Director. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Articles of Incorporation of the Company. Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

     Section 9.  PROXIES.  A shareholder may vote the stock owned of record by
                 -------
him, either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting.

     Section 10.  VOTING OF STOCK BY CERTAIN HOLDERS.  Stock of the Company
                  ----------------------------------
registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by an officer thereof, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any Director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

     Shares of stock of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     The Board of Directors may adopt by resolution a procedure by which a shareholder may certify in writing to the Company that any shares of stock registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder who makes the certification.

     Section 11.  EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE.
                  ------------------------------------------------
Notwithstanding any other provision of the Articles of Incorporation of the Company or these Bylaws, Article 14.1 of the Virginia Stock Corporation Act (the "VSCA"), as amended from time to time, or any successor statute thereto, shall not apply to any acquisition by any person of shares of stock of the Company. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

     Section 12.  INSPECTORS.  At any meeting of shareholders, the Chairman of
                  ----------
the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
         ----- -----

     Section 13.  NOMINATIONS AND SHAREHOLDER BUSINESS.
                  ------------------------------------

     (a)  Annual Meetings of Shareholders. (1) Nominations of persons for
          -------------------------------
election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Company who was a shareholder of record both at the time of giving of notice provided for in this
Section 13(a) and at the time of the annual meeting of shareholders, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).

          (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph
(a)(1) of this Section 13, the shareholder must give timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 120 days prior to the first anniversary of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be so delivered within a reasonable time before the Company begins to print and mail its proxy materials. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

          (3)     Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 13 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least seventy
(70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company no later than the close of business on the tenth day following the day on which such public announcement is first may be the Company.

     (b) Special Meetings of Shareholders.  Only such business shall be
         --------------------------------
conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the Board of Directors or
(iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record both at the time of giving of notice provided for in this
Section 13(b) at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(b). In the event the Company calls a special meeting of shareholders for the purpose of electing one or more Directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Company's notice of meeting, if the shareholder's notice containing the information required by paragraph (a)(2) of this Section 13 shall be delivered to the Secretary at the principal executive offices of the Company within a reasonable time before the Company begins to print and mail its proxy materials.

     (c) General. (1)  Only such persons who are nominated in accordance with
         -------
the procedures set forth in this Section 13 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 13 and, if any Section 13, to declare that such defective nomination or proposal be disregarded.

         (2) For purposes of this Section 13, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 14.  VOTING BY BALLOT.  Voting on any question or in any election
                  ----------------
may be viva voce unless the presiding officer shall order or any shareholder
       ---- ----
shall demand that voting be by ballot.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

     Section 1.  GENERAL POWERS.  The business and affairs of the Company shall
                 --------------
be managed under the direction of its Board of Directors.

     Section 2.  NUMBER. The number of Directors initially shall be five (5),
                 ------
which number may be increased or decreased from time to time by resolution of the Directors then in office or by a majority vote of the Shareholders entitled to vote; provided, however, that the total number of Directors shall not be fewer than three (3) nor more than nine (9). A majority of the Board of Directors will be Independent Directors (as defined in the Company's Articles of Incorporation) except for a period of 60 days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term.

     Section 3.  EXPERIENCE. A Director shall have had at least three (3) years
                 ----------
of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.

     Section 4.  ANNUAL AND REGULAR MEETINGS.  An annual meeting of the Board of
                 ---------------------------
Directors shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Virginia, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

     Section 5.  SPECIAL MEETINGS.  Special meetings of the Board of Directors
                 ----------------
may be called by or at the request of the Chairman of the Board, Chief Executive Officer, President or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Virginia, as the place for holding any special meeting of the Board of Directors called by them.

     Section 6.  NOTICE.  Notice of any special meeting of the Board of
                 ------
Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each Director at his business or residence address. Notice by personal delivery, by telephone or a facsimile transmission shall be given at least two (2) days prior to the meeting. Notice by mail shall be given at least five (5) days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the Director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the

Director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

     Section 7.  QUORUM.  A majority of the Directors shall constitute a quorum
                 ------
for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice and provided further that if, pursuant to the Articles of Incorporation of the Company or these Bylaws, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group.

     The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

     Section 8.  VOTING.  (a)  The action of the majority of the directors
                 ------
present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the Articles of Incorporation or these Bylaws.

     (b) Any action pertaining to any transaction in which the Company is purchasing, selling, leasing or mortgaging any real estate asset, making a joint venture investment or engaging in any other transaction in which an advisor, Director or officer of the Company, or any affiliate of the foregoing, has any direct or indirect interest other than as a result of their status as a Director, officer or shareholder of the Company, shall be approved by the affirmative vote of a majority of the Directors not having any such interest, even if such Directors constitute less than a quorum.

     Section 9.  TELEPHONE MEETINGS.  Directors may participate in a meeting by
                 ------------------
means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 10. INFORMAL ACTION BY DIRECTORS.  Any action required or
                 ----------------------------
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each Director and such written consent is filed with the minutes of proceedings of the Board of Directors.

     Section 11. VACANCIES.  If for any reason any or all the Directors cease
                 ---------
to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than five (5) Directors remain). A vacancy on the Board of Directors caused by death, resignation or incapacity of a Director may be filled by the majority vote of the remaining Directors although such majority is less than a quorum. With respect to a vacancy created by the death, resignation or incapacity of an Independent Director, the remaining Independent Directors shall nominate a replacement. A Director may be removed with or without cause and without the necessity for concurrence by the Board of Directors by a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present. Vacancies occurring as the result of the removal of a Director by the shareholders shall be filled by a majority of the votes cast at a meeting of shareholders duly called at which a quorum is present. Any vacancy in the number of Directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. The newly-created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes of directorships as provided in the Company's Articles of Incorporation so as to keep the number of Directors in each class as nearly equal as possible. Any individual so elected as Director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualifies.

     Section 12.  COMPENSATION.  Directors shall not receive any stated salary
                  ------------
for their services as Directors but, by resolution of the Board of Directors, may receive fixed sums per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Company and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and other service or activity they performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Company in any other capacity and receiving compensation therefor.

     Section 13.  LOSS OF DEPOSITS.  No Director shall be liable for any loss
                  ----------------
which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom monies or stock have been deposited.

     Section 14.  SURETY BONDS.  Unless required by law, no Director shall be
                  ------------
obligated to give any bond or surety or other security for the performance of any of his duties.

     Section 15.  RELIANCE.  Each Director, officer, employee and agent of the
                  --------
Company shall, in the performance of his duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Company, regardless of whether such counsel or expert may also be a Director.

     Section 16.  CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.
                  -----------------------------------------------------------
The Directors shall have no responsibility to devote their full time to the affairs of the Company. Any Director or officer, employee or agent of the Company, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Company.

                                  ARTICLE IV

                                  COMMITTEES
                                  ----------

     Section 1.  NUMBER, TENURE AND QUALIFICATIONS.  The Board of Directors may
                 ---------------------------------
appoint from among its members an Executive Committee, an Audit Committee, an Acquisition Committee and other committees, composed of two (2) or more directors, to serve at the pleasure of the Board of Directors. The members of the committees shall at all times consist of a majority of Independent Directors.

     Section 2.  EXECUTIVE COMMITTEE.  When the Board of Directors is not in
                 -------------------
session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to (a) approve or recommend to shareholders action that the Company's Articles of Incorporation or the VSCA requires to be approved by shareholders; (b) fill vacancies on the Board or on any of its committees; (c) amend the Articles of Incorporation pursuant to (S) 13.1-706 of the VSCA; (d) adopt, amend, or repeal the Bylaws; (e) approve a plan of merger not requiring shareholder approval; (f) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, other than within limits specifically prescribed by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

     Section 3.  POWERS.  The Board of Directors may delegate to committees
                 ------
appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

     Section 4.  MEETINGS.  Notice of committee meetings shall be given in the
                 --------
same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a Chairman of any committee, and such Chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

     Section 5.  TELEPHONE MEETINGS.  Members of a committee of the Board of
                 ------------------
Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 6.  INFORMAL ACTION BY COMMITTEES.  Any action required or
                 -----------------------------
permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

     Section 7.  VACANCIES.  Subject to the provisions hereof, the Board of
                 ---------
Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                   ARTICLE V

                                    OFFICERS
                                    --------

     Section 1.  GENERAL PROVISIONS.  The officers of the Company shall be
                 ------------------
appointed by the Board of Directors, and shall include a President, a Treasurer and a Secretary, and any other officers as determined by the Board of Directors. Such officers may include a Chairman of the Board, a Vice Chairman of the Board, a President, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Treasurers, a Secretary, and/or one or more Assistant Secretaries. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Company shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders, except that the Chief Executive Officer may appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two (2) or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of President, Treasurer and Secretary. Election of an officer or agent shall not itself create contract rights between the Company and such officer or agent.

     Section 2.  REMOVAL AND RESIGNATION.  Any officer or agent of the Company
                 -----------------------
may be removed by the Board of Directors if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

     Section 3.  VACANCIES.  A vacancy in any office may be filled by the Board
                 ---------
of Directors for the balance of the term.

     Section 4.  CHAIRMAN OF THE BOARD.  The Board of Directors shall designate
                 ---------------------
a Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the shareholders at which he shall be present. The Chairman of the Board shall perform such other duties as may be assigned to him by the Board of Directors.

     Section 5.  PRESIDENT.  The President or Chief Executive Officer, as the
                 ---------
case may be, shall in general supervise and control all of the business and affairs of the Company. He shall be a Director, and except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he shall be ex officio a member of all committees of the Board of Directors. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6.  VICE PRESIDENTS.  In the absence of the President or in the
                 ---------------
event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. Any Vice President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Company or shall be required by law or otherwise to be signed or executed. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or as Vice President for particular areas of responsibility.

     Section 7.  SECRETARY.  The Secretary shall (a) keep the minutes of the
                 ---------
proceedings of the shareholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.

     Section 8.  TREASURER.  The Treasurer shall have the custody of the funds
                 ---------
and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. In the absence of a designation of a Chief Financial

Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Company.

     The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as Treasurer and of the financial condition of the Company.

     The Treasurer shall be responsible (a) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices;
(b) for the preparation of appropriate operating budgets and financial statements; (c) for the preparation and filing of all tax returns required by law; and (d) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President. The Treasurer may sign and execute in the name of the Company share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law or otherwise to be signed or executed.

     If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, monies and other property of whatever kind in his possession or under his control belonging to the Company.

     Section 9.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The Assistant
                 ----------------------------------------------
Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

     Section 10. SALARIES.  The salaries and other compensation of the officers
                 --------
shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Director.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     Section 1.  CONTRACTS.  The Board of Directors may authorize any officer or
                 ---------
agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances.

     Section 2.  CHECKS AND DRAFTS.  All checks, drafts or other orders for the
                 -----------------
payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board of Directors.

     Section 3.  DEPOSITS.  All funds of the Company not otherwise employed
                 --------
shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may designate.

                                  ARTICLE VII

                                SHARES OF STOCK
                                ---------------

     Section 1.  CERTIFICATES OF STOCK.  If the Board of Directors of the
                 ---------------------
Company determines to issue certificates to evidence ownership of shares of the stock of the Company, each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Company. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Company. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Company shall, from time to time, issue several classes of stock, each class may have its own number series. Each certificate representing shares which are preferred or limited as to their dividends or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Company, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Company has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Company is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Company will furnish a full statement of such information to any shareholder upon request and without charge. If any class of stock is restricted by the Company as to transferability, the certificate shall contain a statement of the restriction or state that the Company will furnish information about the restrictions to the shareholder on request and without charge.

     Section 2.  TRANSFERS.  Upon surrender to the Company or the transfer agent
                 ---------
of the Company of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The Company shall recognize the exclusive right of the person registered on its books as the holder of record of shares of stock to receive dividends and to vote as such holder of record.

     Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Articles of Incorporation of the Company and all of the terms and conditions contained therein.

     Section 3.  REPLACEMENT CERTIFICATE.  Any officer designated by the Board
                 -----------------------
of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Company to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     Section 4.  FIXING RECORD DATE.  For the purpose of determining
                 ------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 5.  STOCK LEDGER.  The Company shall maintain at its principal
                 ------------
office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

     Section 6.  ISSUANCE OF UNITS.  Notwithstanding any other provision of the
                 -----------------
Articles of Incorporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Company. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board of Directors may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.

     Section 7.  TRANSFER AGENTS AND REGISTRARS.  At all such times that the
                 ------------------------------
Company's securities are listed on a national securities exchange, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the Company; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

                                  ARTICLE VIII

                                ACCOUNTING YEAR
                                ---------------

     The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Company by a duly adopted resolution.

                                   ARTICLE IX

                                 DISTRIBUTIONS
                                 -------------

     Section 1.  DECLARATION.  Dividends and other distributions upon the stock
                 -----------
of the Company may be authorized and declared by the Board of Directors, subject to the provisions of law and the Articles of Incorporation of the Company. Dividends and other distributions may be paid in cash, property or stock of the Company, subject to the provisions of law and the Articles of Incorporation.

     Section 2.  CONTINGENCIES.  Before payment of any dividends or other
                 -------------
distributions, there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing any property of the Company or for such other purpose as the Board of Directors shall determine to be in the best interest of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X

                               INVESTMENT POLICY
                               -----------------

     Subject to the provisions of the Articles of Incorporation of the Company, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as it shall deem appropriate in its sole discretion. The initial policies on investments and borrowing shall be as set forth in the Company's Registration Statement on Form S-11 filed with the Securities and Exchange Commission on April 28, 1999, as subsequently amended at the time the registration statement is declared effective.

                                   ARTICLE XI

                                      SEAL
                                      ----

     Section 1.  SEAL.  The Company may have a corporate seal, which may be
                 ----
altered by the Board of Directors at will.

     Section 2.  AFFIXING SEAL.  Whenever the Company is permitted or required
                 -------------
to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Company.

                                  ARTICLE XII

                                WAIVER OF NOTICE
                                ----------------

     Whenever any notice is required to be given pursuant to the Articles of Incorporation of the Company or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE XIII

                              AMENDMENT OF BYLAWS
                              -------------------

     Unless proscribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors; provided that any amendment to Sections 2, 7 or 11 of
Article III must be approved by holders of two-thirds of the outstanding shares entitled to vote on the election of Directors.

        The foregoing are certified as the Bylaws of the Company adopted by the Board of Directors and Shareholders of the Company effective on _________, 1999.




                                                      -------------------------
                                                      Jack R. Mauer
                                                      Secretary